UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2004

OHANA ENTERPRISES, INC.

 (Exact Name of Registrant as Specified in Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-07894                          95-2312900

(Commission File Number)           (IRS Employer Identification Number)

7275 Murdy Circle, Huntington Beach, CA  92647

 (Address of Principal Executive Offices)

(310) 456-3199

 (Registrant's telephone number, including area code)

ITEM 1.     Changes in Control of Registrant.

On April 1, 2004, Ohana Enterprises, Inc., a Delaware corporation (the "Company"), consummated the acquisition of 100% of the issued and outstanding common stock of RestauranTech (“REST”), a wholly-owned subsidiary of Interactive Ideas Consulting Group, a California corporation ("IICG"), in consideration of the issuance to IICG of an aggregate of 2,200,000 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”).  Of the 2,200,000 Series A Preferred Stock issued, 1,700,000 shares were for the acquisition of REST and 500,000 were issued for services in connection with the acquisition. The Series A Preferred Stock can be converted to common stock at a ratio of 100 shares of common stock for every one share of Series A Preferred Stock.  Neal Weisman, a shareholder of the Company, is the former president and a former shareholder of IICG.

At April 1, 2004, the Company had an aggregate of 63,416,763 shares of common stock outstanding on a fully-diluted basis.  Therefore, if IICG converted all of the Series A Preferred Stock on that date, it would own and control 77.62% of the Company’s fully-diluted common stock and 77.62% of the Company’s outstanding common stock calculated pursuant to Rule 13d-3(d)(1)(B) of the Securities Exchange Act of 1934.

REST is a leading provider of service-enhancing technologies to the hospitality market.  The hospitality sector is adopting technology in the back office, in the form of intranets and customer management systems, as well as in customer-facing methods such as web sites and wireless access points.  REST focuses on high tech solutions that enable restaurants, hotels and casinos to be more high touch with their customer base.  REST provides a cohesive offering that allows for best-of-breed implementation, improved customer service and significant cost savings. REST’s eHospitality Suite of modules includes Wireless Hotspot Services, Guest Loyalty/Customer Relationship Management, Reservations, Human Resource Management, Technical Support and Content Management.  The Company’s acquisition of REST resulted from the Company's efforts to locate an operating business with which the Company could enter into a merger or acquisition.

In concurrence with the acquisition of REST, the Company’s name has been changed to “Hospitality Tech Inc.  The acquisition of REST and the accompanying name change were approved by written consent of holders of in excess of a majority of the outstanding shares of common stock.

Also in connection with the acquisition, the Company’s Board of Directors filled two vacancies on the Company’s Board of Directors, effective April 1, 2004.  Elected to the Board were Neal Weisman, who will also serve as Chairman of the Board, and Brett Martin, the Company’s newly-appointed President and CEO as of April 1, 2004.

ITEM 2.     Acquisition or Disposition of Assets.

As described in Item 1, on April 1, 2004, the Company acquired all outstanding shares of common stock of REST. The terms and conditions of the acquisition of REST were contained in an Agreement and Plan of Reorganization (the "Acquisition Agreement"), entered into by the Company and IICG as the sole shareholder of REST.  At the April 1, 2004 effective date of the Acquisition Agreement (the "Effective Date"), the Company will issue an aggregate of 2,200,000 shares of its Series A Preferred Stock to IICG in exchange for the 1,700 shares of common stock of REST outstanding at the Effective Date, based upon an exchange ratio of 1,000 shares of Company Series A Preferred Stock for each share of REST common stock issued and outstanding at the Effective Date.  The Company and IICG arrived at the exchange ratio based on arms’ length negotiations focused on the value of REST’s operations and prospects. An additional 500,000 shares of the Company’s Series A Preferred Stock was issued for services in connection with the acquisition.

Any description of the terms, conditions and covenants of the Acquisition Agreement and any other instrument, document and agreement discussed above is qualified in its entirety by reference to such instrument, document and agreement, which is attached as an exhibit and incorporated herein by reference.

ITEM 5.     Other Events.

On April 1, 2004, the Company’s Board of Directors acknowledged the expiration of the term for Dennis Thompson as a Director of the Company.  Mr. Thompson’s service as Director was pursuant to and a condition of the Stock Purchase Agreement by and between Hudson Consulting Group, Inc. (“Hudson”) and each of Isaac P. Simmons, Kathyrn A. Christmann, Gerard Nolan, David Cronshaw, Interactive Ideas, Jonathan Thomas and Phillip Crawford dated August 16, 2002.  All obligations to Hudson Consulting Group have been paid in full on February 20, 2004, as previously reported on Form 8-K, thus terminating Mr. Thompson’s tenure as Director as a representative of Hudson.

ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(a)         Financial Statements of the Business Acquired.

Historical financial statements relating to REST, a California corporation, will be filed by amendment within 60 days of the date this Report was required to be filed.

(b)         Pro Forma Financial Information and Exhibits.

Pro Forma financial information relating to the acquisition will be filed by amendment within 60 days of the date this Report was required to be filed.

The following exhibits are included as part of this report:

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization dated March 18, 2004 by and among RestauranTech, a California corporation, and Ohana Enterprises, Inc., a Delaware corporation.

2.2	Amendment to Agreement and Plan of Reorganization dated dated March 29, 2004.

Pursuant to the requirement of Section 13 and 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2004

Ohana Enterprises, Inc.

A Delaware Corporation

By:  /s/ Catherine Thompson

Catherine Thompson

Chief Financial Officer, Secretary

AGREEMENT AND PLAN OF REORGANIZATION

            THIS AGREEMENT and Plan of Reorganization (the "Agreement") is made this 18th day of March, 2004, between RestauranTech, a wholly owned subsidiary of Interactive Ideas Consulting Group, Inc., a California corporation ("REST"), and Ohana Enterprises, Inc., a Delaware corporation ("Ohana");

W I T N E S S E T H :

            WHEREAS, subject to the satisfaction of the conditions precedent that are contained herein (the "Conditions Precedent"), the respective Boards of Directors of OHANA and REST, and the stockholders of OHANA in accordance with Section 271 of the Delaware General Corporation Law (the "DGCL"), have adopted all applicable and required corporate resolutions pursuant to which OHANA shall purchase and REST shall sell 100% of the property and business of REST (collectively, the "Property and Business"), and pursuant to which REST shall sell and/or assign and OHANA shall acquire and/or assume certain related licenses and contracts of REST (the "Licenses and Contracts"), all of which are more particularly described in Schedules to this Agreement (collectively, the "REST Business and Assets"); and

            WHEREAS, in consideration for the transfer and assignment by REST of the REST Business and Assets, and the other covenants and agreements of REST set forth herein, OHANA shall deliver to REST shares of OHANA’s Voting Preferred stock, par value $.001 per share (the “Preferred stock”), and shall assume certain specifically identified liabilities of REST; and

            WHEREAS, it is intended that the exchange of OHANA shares for the REST Business and Assets (the “Exchange”) constitute a part of a plan of reorganization qualifying under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, which plan of reorganization will include liquidating distributions by REST to its shareholders of (i) all of the stock of OHANA received by REST in the Exchange, and (ii) all other remaining assets of REST, subject to the satisfaction by REST of those liabilities that are not assumed by OHANA, followed by the dissolution of REST; and

            WHEREAS, the parties have determined that time is of the essence in completing this Agreement;

            NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

Section 1

The Plan of Reorganization

            1.1       The Exchange.

                        1.1.1    At Closing (as defined below) OHANA shall acquire from REST and/or assume and REST shall transfer and assign to OHANA, as applicable, in accordance with the referenced Schedules attached hereto and incorporated herein by reference, the REST Business and Assets owned by REST, consisting of (i) the Property and Business described in Schedule 1.1.1; (ii) the intellectual property (the "Intellectual Property") described in Schedule 1.1.2; and the Licenses and Contracts described in Schedule 1.1.3.

                        1.1.2    At Closing OHANA shall transfer to REST 1,700,000 shares of non-revocable, OHANA Preferred Stock in exchange for 1,700 shares of REST, equal to 100% of outstanding shares of REST.  The shares of Preferred Stock transferred to REST can be converted to common stock at a ratio of 1 to 100 and are equal to or greater than 60% of OHANA’S outstanding shares of record as of the effective date of this Agreement.  All stock will be entirely registered with portions subject to restrictions on sale and distribution under applicable securities laws and/or Section 144 rule. The shares will carry all voting rights and privileges.  At Closing, OHANA shall name Neal Weisman as Chairman of the Board.

                        1.1.3    At Closing OHANA shall assume all assets and liabilities of REST as set forth in Schedules 1.1.1, 1.1.2, 1.1.3 and 1.1.3.1 attached hereto and incorporated herein by reference.

            1.2       Covenants of Confidentiality.  REST acknowledges that as a result of its previous business operations directly with customers, it has had and may continue to have access to information (including without limitation, trade secrets, customer lists, supplier lists, distributor lists, marketing plans, pricing information, financial information, and any information not generally known to the public or otherwise peculiar to REST) that would be reasonably considered confidential ("Confidential Information").  REST acknowledges and agrees that such Confidential Information is valuable to OHANA, that its protection and maintenance constitutes a legitimate interest to be protected by OHANA, and the use of any such information or disclosure of any of such Confidential Information to competitors of OHANA, or the general public would be detrimental to OHANA.  Therefore, REST covenants and agrees with OHANA that it will not disclose and will cause its employees, directors, officers, consultants, contractors and agents not to disclose any such Confidential Information at any time unless required to do so by legislative or regulatory requirements.  In that case, REST will provide the minimum Confidential Information required and will use reasonable efforts to ensure that the Confidential Information receives confidential treatment by those to whom it is disclosed; provided, that REST shall have provided sufficient advance notice to OHANA of REST’s perceived obligation to disclose so that OHANA may effectively resist such disclosure through appropriate legal process.

            REST also agrees that it will not use or exploit and will cause its employees, directors, officers, consultants, contractors or agents not to use or exploit any such Confidential Information directly or indirectly, for any purpose other than that required in the course of this Agreement with OHANA. A condition to Closing of this Agreement shall be the execution of a Non‑Disclosure Agreement by REST and certain individuals to be identified by OHANA, including REST’s shareholders, directors, officers and employees who have had access to the Confidential Information of REST. Such Non‑Disclosure Agreements shall also include a waiver of any rights to and ownership of any of the REST Business and Assets.

            1.3       Conditions Precedent to the Agreement.  The Closing of this Agreement shall be subject to the conditions set forth in Section 5 hereof for REST, and to the conditions set forth in Section 6 hereof for OHANA.

Section 2

Closing

            The consummation of the Exchange (the “Closing”) shall be held at the offices of Richard Knecht, Esq., 1301 Dove St. #900 Newport Beach, CA 92660 US, on or before March 18, 2004, at such time or at such other place as the parties mutually agree.

Section 3

Representations and Warranties of OHANA

            As a material inducement for REST to enter into and perform its obligations under this Agreement, OHANA hereby represents and warrants to REST as follows:

            3.1       Corporate Status.  OHANA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

            3.2       Capitalization.  The current pre-Agreement authorized capital stock of OHANA consists of 200,000,000 shares of $0.001 par value common voting stock, of which a portion of shares are issued and outstanding, all fully paid and non-assessable.  There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued Preferred stock or other securities of OHANA.

            3.3       Financial Statements.  OHANA has heretofore delivered to REST its audited financial statements for the year ended June 30, 2003 and reviewed financial statements for the periods ended September 30, 2003 and December 31, 2003, respectively (the "OHANA Financial Statements").  The OHANA Financial Statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            3.4       Undisclosed Liabilities.  OHANA has no material undisclosed assets or liabilities of any nature whatsoever, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, which are not set forth in the OHANA Financial Statements.

            3.5       Litigation.  There is no litigation or proceeding pending, or to the knowledge of OHANA, threatened, against or relating to OHANA, its properties or business, except as set forth in Schedule 3.5.1 attached hereto and incorporated herein by reference.

            3.6       Tax Returns.  OHANA owes no taxes and shall  have filed all federal and state income or franchise tax returns that have been required to be filed.

            3.7       Confidentiality.  Until the Closing (and thereafter if there is no Closing), OHANA and its representatives will keep confidential any information which they obtain from REST concerning the REST Business and Assets.  If this Agreement is terminated as set forth herein, OHANA will return to REST all written matter with respect to REST obtained by OHANA in connection with the negotiation or consummation of this Agreement.

            3.8       Corporate Authority.  OHANA has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to REST or its representatives at the Closing a signed copy of resolutions of its Board of Directors in the form of Schedule 3.8.1 attached hereto and incorporated herein by reference, authorizing execution of this Agreement by OHANA's officers and performance hereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of OHANA.

            3.9       Due Authorization.  Execution of this Agreement and performance by OHANA hereunder have been duly authorized by all requisite corporate action on the part of OHANA, and this Agreement constitutes a valid and binding obligation of OHANA and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of OHANA, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

Section 4

Representations and Warranties of REST

            As a material inducement to OHANA to enter into and perform its obligations under this Agreement, REST hereby represents and warrants to OHANA as follows:

            4.1       Ownership.  REST has good and valid title and/or licensing rights to the REST Business and Assets and at Closing will deliver to OHANA the REST Business and Assets free and clear of any liens or encumbrances of any type or nature whatsoever.

            4.2       Condition of the Assets.  At the time of Closing, all components of the REST Business and Assets, as applicable, shall be in good and marketable condition, suitable for the uses for which each was intended and, reasonable wear and tear excepted, shall be free of any material defect.

            4.3       Intellectual Property.

                        4.3.1    The Intellectual Property described on Schedule 1.1.2 consists solely of items and rights that are either (i) owned solely by REST, (ii) in the public domain, or (iii) rightfully used and authorized for use by REST and its successors and assigns (including OHANA hereunder) pursuant to a valid license.  All Intellectual Property that consists of license or other rights to third party intellectual property is so designated on Schedule 1.1.2.

                        4.3.2    REST has all rights in REST Intellectual Property necessary to carry out REST’s current and former activities (and to assign such rights to OHANA), including without limitation rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, license, lease, assign and sell the Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties.  REST is not, nor as a result of the execution or delivery of this Agreement, or performance of REST’s obligations hereunder, will REST be, in violation of any license, sublicense or other agreement relating to any of the Intellectual Property.

                        4.3.3    The use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology, service or process as used, provided or offered at any time by REST does not infringe any United States copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, other intellectual property right, right of privacy, or right in personal data of any Person.

                        4.3.4    No claims (i) challenging the validity, effectiveness or ownership by REST of any REST Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology, service or process as used, provided or offered at any time by REST infringes on any intellectual property or other proprietary or personal right of any person have been asserted to REST or, to the knowledge of REST, are threatened by any person, nor are there any valid grounds for any bona fide claim of any such kind.  There are no legal or governmental proceedings, including interference, re‑examination, reissue, opposition, nullity or cancellation proceedings pending that relate to any REST Intellectual Property, other than review of pending applications for patent, and REST is not aware of any information indicating that such proceedings are threatened or contemplated by any governmental entity or any other person.  All granted or issued patents and mask works and all registered trademarks and copyright registrations owned by REST are valid, enforceable and subsisting.  To the knowledge of REST, there is no unauthorized use, infringement or misappropriation of any REST Intellectual Property by any third party, employee or former employee.

                        4.3.5    Schedule 1.1.2 separately identifies and lists all parties (other than employees) who have created any portion of, or otherwise have any rights in to or, REST Intellectual Property.  REST has secured from all parties who have created any portion of, or otherwise have any rights in or to, REST Intellectual Property valid and enforceable written assignments of any such work or other rights to REST.

            4.4       No Breach; Consents.  Except as provided in any Schedule hereof, the negotiation, execution, delivery and performance of this Agreement by REST and the consummation of the transactions contemplated hereby (a) do not and will not conflict with or result in any material breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of any lien, security interest, charge, encumbrance or other restriction upon any component of the REST Business and Assets, or require any authorization, consent, approval, exemption or other action by or notice to any third party, under the provisions of the charter or bylaws of REST or any Material Contract to which REST is a party or under which its properties or assets are bound, and (b) do not require, any authorization, consent, approval, exemption or other action by or notice to any court or governmental body under any law, statute, rule, regulation or decree to which REST is subject.

            4.5       Accounts Receivable and Promissory Notes.  REST’s accounts receivable attributable to the REST Business and Assets arose out of transactions in the ordinary course of business and represent valid rights to receive payments for bona fide services rendered or goods sold, and are not subject to discounts, rebates or off-sets of any kind.

            4.6       No Material Adverse Change.  There has been no material adverse change in the financial condition, properties, operating results, employee relations, customer relations or business prospects of REST Business and Assets subsequent to the date of the Financial Statements described in Section 4.7 below; and during such period, REST has not engaged in any practice, taken any action, embarked on any course of inaction, or entered into any transaction outside the ordinary course of business. For the purposes of this Agreement, action taken by a Person will be deemed to have been taken in the “ordinary course of business” only if that action: (i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (ii) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (iii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

            4.7       Financial Statements.  REST has previously delivered to OHANA true and complete copies of (a) the balance sheets and income statements for REST as of December 31, 2003 (the financial statements identified in this Section 4.7 shall collectively be referred to as the "Financial Statements").

            4.8       Accounts Receivable and Promissory Notes.   REST’s accounts receivable, which are included in the REST Business and Assets, arose out of transactions in the ordinary course of business and represent valid rights to receive payments for bona fide services rendered or goods sold, and are not subject to discounts, rebates or off-sets of any kind.  The accounts receivable shown on REST’s Financial Statements and books and records (the "Accounts Receivable") are fully collectible in the amounts shown on the Financial Statements books and records.

            4.9       Absence of Undisclosed Liabilities.  Except as disclosed on its Financial Statements, REST has no obligation or liability, whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and whether or not insured.  Without limiting the generality of the foregoing, REST has no liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or under any other federal or state environmental legislation, rule or regulation.

            4.10     Absence of Certain Developments.  Except for transactions contemplated by this Agreement and the amounts listed in Schedule 1.1.3.1, since December 31, 2003 REST has not:

                        4.10.1     Borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                        4.10.2     Mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of is properties or assets;

                        4.10.3     Sold, assigned, transferred or otherwise disposed of or committed to sell, assign, transfer or otherwise dispose of any of its tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

                        4.10.4     Suffered any unusual or extraordinary items resulting in losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

                        4.10.5     Purchased any material assets or securities of any person, or made capital expenditures, or made any binding commitments therefore except for purchases in the ordinary course of business not in excess of $5,000;

                        4.10.6     Paid or committed to pay any bonuses or similar payments, except in the ordinary course of business consistent with past practice;

                        4.10.7     Made any loans or advances to, guarantees for the benefit of, or any investments in, any person or entity;

                        4.10.8     Suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                        4.10.9     Incurred any material liability or obligation (absolute, accrued or contingent), or incurred any material bad debt, contingency or other reserve increase;

                        4.10.10   Increased the compensation payable or to become payable by REST to any of its directors, officers, management, employees, consultants or agents, or increased benefits under any employee benefit plan or other employee compensation arrangement, except such increases made in the ordinary course of business and consistent with past practices of REST;

                        4.10.11   Had any payment default or event of default under any debt, lease or other Material Contract except for overdue payables arising in the ordinary course of business;

                        4.10.12   Taken any other action outside of the ordinary course of business; or

                        4.10.13   Taken or agreed to take any action contemplated hereby or that would otherwise cause any representation or warranty made by REST in this Agreement to be untrue or inaccurate as of the Closing or result in the breach of any covenant or agreement in this Agreement required to be performed by REST on or prior to the Closing.

            4.11     Contracts and Commitments.  Schedule 1.1.3 contains a correct and complete list of the following (the "Material Contracts"):

                        4.11.1  All bonds, debentures, notes, mortgages, indentures or guarantees to which REST is a party or by which any of its material properties or assets (real, personal or mixed, tangible or intangible) are bound, and any oral or written direct or indirect guarantee of any such obligation;

                        4.11.2  All leases to which REST is a party or by which any of its properties or assets (real, personal or mixed, tangible or intangible) are bound;

                        4.11.3  All loans and credit commitments to REST which are outstanding and pursuant to which any indebtedness of REST in the aggregate principal amount in excess of $5,000 is outstanding, together with a brief description of such commitments and the name of each financial institution granting the same;

                        4.11.4  All contracts or agreements which limit or restrict REST from engaging in any business in any jurisdiction;

                        4.11.5  All indemnification agreements, guaranties or powers of attorney granted to any person or entity.

                        4.11.6  All contracts and agreements, written or oral, relating to any business asset or operation of REST, including all contracts and licenses relating to Intellectual Property.

            4.12     Litigation, Etc.  Except as set forth on Schedule 4.12.1 there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against REST, or to which REST is a party, at law or in equity, or before or by any court, tribunal, governmental department, commission, board, bureau, agency or instrumentality, or any arbitration proceedings pending.

            4.13     Compliance with Laws.  REST has all authorizations, approvals, licenses and orders of and from all governmental and regulatory officers and bodies necessary to conduct and operate its business as it is currently being conducted, to own, hold or occupy under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party.  REST has been and is in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which its business and its employment of labor or its use or occupancy of properties or any part thereof are subject, the failure to obtain or the violation of which would have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of REST.

            4.14     Material Misstatements or Omissions.  REST has not made any material misstatements of fact or omitted to state any material fact necessary or desirable to make complete, accurate, and not misleading every representation, warranty, schedule, and agreement set forth, described or referred to herein.  REST has disclosed to OHANA all material adverse facts relating to the condition or operation, whether past, present or future, financial or otherwise, of the REST Business and Assets.

            4.15     Effective Date of Warranties, Representations and Covenants.  Each warranty, representation and covenant set forth in this Section 4 shall be deemed to be made on and as of the date hereof and as of the Closing.  The representations and warranties contained in this Section 4 shall not be affected or deemed waived by reason of the fact that OHANA and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any material respect.

            4.16     Books and Records.  From the date of this Agreement to the Closing, REST will (i) give to OHANA and its representatives full access during normal business hours to all of REST’s offices, books, records, contracts and other corporate documents and properties and assets that comprise the REST Business and Assets so that OHANA may inspect and audit them; and (ii) furnish such information concerning the related properties and affairs of REST as OHANA may reasonably request.

            4.17     Tax Returns.   REST has filed all federal and state income or franchise tax returns that have been required to be filed by it or has received currently effective extensions of the required filing dates.

            4.18     Confidentiality.   Until the Closing (and continuously if there is no Closing), REST will keep confidential any information which it obtains from OHANA concerning its properties, assets and business.  If this Agreement is terminated as set forth herein, REST will return to OHANA all written matter with respect to OHANA obtained by it in connection with the negotiation or consummation of this Agreement.

            4.19     Corporate Power.  REST has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to OHANA or its representatives at the Closing a signed copy of resolutions in the form of Schedule 4.19.1 attached hereto and incorporated herein by reference, of its shareholders and of its Board of Directors authorizing execution of this Agreement by REST’s officers and performance hereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of REST.

            4.20     Due Authorization.  Execution of this Agreement and performance by REST hereunder has been duly authorized by all requisite corporate action on the part of REST, and this Agreement constitutes a valid and binding obligation of REST and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of REST, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

            4.21     Access to Information Regarding OHANA "restricted Securities" and Acquired with Investment Intent.  REST represents and agrees as follows:

                        4.21.1  REST acknowledges that OHANA has delivered it copies of what has been represented to be documentation containing all material information respecting OHANA and its present and contemplated business operations, potential acquisitions, management and other factors, by personal delivery to it; that it has had a reasonable opportunity to review such documentation and to discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of OHANA, and with the legal and accounting firms of OHANA, with respect to such documentation; and that to the extent requested, all questions raised have been answered to its complete satisfaction.

                        4.21.2  That the Preferred Stock being acquired in consideration of the Purchase Price of the REST Business and Assets are "restricted securities" that are being acquired by REST for investment purposes and not with a view toward further distribution, and REST has no present intention of distributing the OHANA Preferred Stock to its stockholders within the next twelve (12) months, unless in compliance with applicable exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended;

                        4.21.3  That REST has full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution;"

                        4.21.4  That REST understands the meaning of "restricted shares" and knows that they are not freely tradable;

                        4.21.5  That any stock certificate issued by OHANA in connection with the Preferred Stock being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition of the Preferred Stock unless such disposition can be made in accordance with applicable securities laws, rules and regulations;

                        4.21.6  That the stock transfer records of OHANA shall reflect that REST has requested OHANA not to effect any transfer of any stock certificate representing any of the Preferred stock unless REST shall first have obtained an opinion of legal counsel to the effect that the Preferred stock may be sold in accordance with applicable securities laws, rules and regulations, and REST understands that any opinion must be from legal counsel satisfactory to OHANA and, regardless of any opinion, REST understands that the exemption covered by any opinion must in fact be applicable to the Preferred Stock;

                        4.21.7  That REST shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the Preferred Stock being acquired except as may be pursuant to any applicable securities laws, rules and regulations.

            4.22     Further Assurances of REST.  REST will execute such assignment or assignments and will perform such other acts as will enable OHANA to take free and clear title to the REST Business and Assets and each component thereof.

            4.23     No Solicitation.  REST shall, and shall direct and use all necessary efforts to cause its respective representatives to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to any REST Proposed Transaction. REST shall not, nor shall it authorize or permit any of its representatives, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action of any kind or nature designed or reasonably likely to facilitate, or which could encourage any party to make, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any REST Proposed Transaction, or (ii) participate in any discussion or negotiations or take any other action regarding any REST Proposed Transaction. The term “REST Proposed Transaction” means any inquiry, proposal or offer from any person relating to any form of business combination involving REST, or any direct or indirect acquisition or purchase of all or 100% of the assets of REST or 10 percent or more of any class of equity securities of REST, any tender offer or exchange offer that if consummated would result in any person beneficially owning 10 percent or more of any class of equity securities of REST, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving REST, other than the transactions contemplated by this Agreement.

Section 5

Conditions Precedent to Obligations of REST

            All obligations of REST under this Agreement are subject, at its option, to the fulfillment, before or at the Closing, of each of the following conditions:

            5.1       Representations and Warranties True at Closing.  The representations and warranties of OHANA contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.  It is understood that the exercise prior to Closing of the options and/or warrants described in Section 3.2.1 according to their terms shall not cause the representation set forth in Section 3.2 to be untrue.

            5.2       Due Performance.  OHANA shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

            5.3       Officers' Certificate.  REST shall have been furnished with a certificate signed by the President of OHANA, in such capacity, in the form of Schedule 5.3.1 attached hereto and incorporated herein by reference, dated as of the Closing, certifying (i) that all representations and warranties of OHANA contained herein are true and correct; (ii) that since the date of the Agreement, there has been no material adverse change in the financial condition, business or properties of OHANA, taken as a whole; and (iii) that he has full power and authority to act on behalf of OHANA with regard to the purchase and sale of the REST Business and Assets under this Agreement and to execute and deliver this Agreement on OHANA's behalf.

Section 6

Conditions Precedent to Obligations of OHANA

            All obligations of OHANA under this Agreement are subject, at OHANA's option, to the fulfillment, before or at the Closing, of each of the following conditions:

            6.1       Representations and Warranties True at Closing.  The representations and warranties of REST contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

            6.2       Due Performance.  REST shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

            6.3       Officers' Certificate.  OHANA shall have been furnished with a certificate signed by the President of REST, in such capacity, in the form of Schedule 6.3.1 attached hereto and incorporated herein by reference, dated as of the Closing, certifying (i) that all representations and warranties of REST contained herein are true and correct; (ii) that since the date of the Agreement, there has been no material adverse change in the financial condition, business or properties of REST, taken as a whole; and (iii) that he has full power and authority to act on behalf of REST with regard to the purchase and sale of the REST Business and Assets under this Agreement and to execute and deliver this Agreement on REST’s behalf.

            6.4       Books and Records.  REST shall have caused REST to make available all books and records of REST to OHANA that in any way relate to the REST Business and Assets at Closing.

6.5       REST Consultants. At the execution of this Agreement, OHANA will maintain its relationship with Interactive Ideas.  The Interactive Ideas staff will continue to render such programming services and support  to OHANA following the Closing.  All fees may be paid in cash or S-8 registered shares under a consulting agreement for work completed at time of close.

            6.7       Non‑Disclosure Agreement.  REST and its shareholders, directors, officers and those individuals who have had access to REST Confidential Information shall have executed a Non‑Disclosure Agreement acceptable to OHANA in its sole discretion. Such Non‑Disclosure Agreements shall include a waiver of all rights to and ownership of any of the REST Business and Assets.

Section 7

Indemnification

            7.1       Survival.  All of the representations and warranties of the parties contained in this Agreement shall survive and continue in full force and effect for a period of three years from the date of closing (“Closing Date”).

            7.2       Indemnification Provisions for the Benefit of OHANA.  Subject to the terms of this Section 7, REST shall indemnify, defend, reimburse and hold harmless OHANA from and against any and all claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses resulting from:

                        7.2.1    Any inaccuracy in or breach of any representation or warranty, or nonfulfillment of any covenant or obligation on the part of REST contained in this Agreement.

                        7.2.2    Any misrepresentation in or omission from or non-fulfillment of any covenant on the part of REST contained in any other agreement, certificate or other instrument furnished or to be furnished to OHANA pursuant to this Agreement.

                        7.2.3    All federal, state, county, local, foreign and other taxes of REST, including income taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, and any penalties or interest, whether or not measured in whole or in part by net income.

                        7.2.4    Any and all negligence claims against REST, whenever arising.

                        7.2.5    Reasonable fees and disbursements of counsel incident to any of the foregoing.

            7.3       Indemnification Provisions for the Benefit of REST.  Subject to the terms of this Section 7, OHANA shall indemnify, defend, reimburse and hold harmless REST from and against any and all claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses resulting from:

                        7.3.1    Any inaccuracy in or breach of any representation or warranty, or non-fulfillment of any covenant or obligation on the part of OHANA contained in this Agreement.

                        7.3.2    Any misrepresentation in or omission from or non-fulfillment of any covenant on the part of OHANA contained in any other agreement, certificate or other instrument furnished or to be furnished to REST pursuant to this Agreement.

                        7.3.3    All federal, state, county, local, foreign and other taxes of OHANA, including income taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, and any penalties or interest, whether or not measured in whole or in part by net income.

                        7.3.4    Any and all negligence claims against OHANA, whenever arising.

                        7.3.5    Reasonable fees and disbursements of counsel incident to any of the foregoing.

            7.4       Indemnification Procedure for Third Party Claims.  The party seeking indemnification under this Section 7 shall give the party from whom indemnification is sought prompt written notice of the assertion of any claim by a person not a party to this Agreement (“Third Party”) of which said party has actual knowledge without independent investigation (“Knowledge”) which is covered by the indemnity agreements set forth in Section 7.2 and Section 7.3.  If the party obligated to indemnify wishes to defend such claim for which such party is or may be liable, then such party may, at its own expense, defend such claim; provided, however, that the indemnitee or indemnitees may retain counsel (at the indemnitee’s expense) to monitor the defense of such claim.  If the party obligated to indemnify, within a reasonable period of time after notice of any such claim, fails to defend, the party seeking indemnification will have the right to undertake the defense, compromise or settlement of such claim, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

            7.5       Payment of Sums Due.  After any final non-appealable judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, or a settlement shall have been completed, or the parties shall have arrived at a mutually binding agreement, with respect to each separate Third Party claim indemnified by the party obligated to indemnify, the party seeking indemnification shall forward to the party obligated to indemnify notice of any sums due and owing (and the times when due) by the party seeking indemnification with respect to such claim, and the party obligated to indemnify shall pay such sums to the party seeking indemnification in cash within 30 days after the date of such notice or, if such sums are due more than 90 days after the date of such notice, ten days prior to the date each such sum is due.

            7.6       Good Faith Efforts to Settle Disputes.  Each of the parties agrees that, prior to commencing any litigation against the other concerning any matter with respect to which such party intends to claim a right of indemnification in any action, arbitration, audit, hearing, investigation, litigation or suit, (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator (“Proceeding”), such parties shall meet in a timely manner and attempt in good faith to negotiate a settlement of such dispute.

            7.7       Fees and Expenses.  Notwithstanding any other provision in this Section 7, in the event of any dispute or controversy, the prevailing party in such dispute shall, in addition to any other remedies the prevailing party may obtain in such dispute, be entitled to recover from the other party all of its reasonable fees and out‑of‑pocket costs incurred by such party in enforcing or defending its rights hereunder, excluding any costs incurred under Section 7.6.

            7.8       Notice of Claims.  No claim by any party for indemnification under this Section 7 shall be valid unless the party seeking indemnification provides written notice of such claim to the other party on or before the second anniversary of the Closing Date, except that:

                        7.8.1    In the case of representations and warranties or covenants regarding tax matters, such notice must be given on or before the expiration of the statute of limitations applicable to the liability underlying the claim.

                        7.8.2    In the case of any covenant contained herein which by its terms explicitly extends beyond such second anniversary, such notice must be given on or before the expiration of the time period explicitly referenced in such covenant.

The liability of any party for indemnification with respect to any claim for indemnification for which the indemnified party has timely given notice pursuant to this Section 7.8 shall continue until such liability for indemnification shall have been fully determined pursuant to this Section 7.

            7.9       Litigation Support.  If, and for so long as, any party actively is contesting or defending against any action, suit, Proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) all of the transactions contemplated by this Agreement and all other agreements, documents or instruments to be delivered pursuant to the provisions hereof, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the REST Business and Assets, the other party will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party, unless the contesting or defending party is entitled to indemnification therefore under this Section 7.

Section 8

Termination

            8.1       Termination of Agreement. This Agreement may be terminated: (a) by mutual consent of OHANA and REST; (b) by either the directors of OHANA or REST if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (c) by either party if the Closing of this transaction is not completed by March 18, 2004 due to the failure of the conditions to Closing applicable to the terminating party.

            8.2       Effect of Termination.

                        8.2.1    If any party terminates this Agreement pursuant to this Section 8, all rights and obligations of the parties hereunder shall terminate without any liability of any party (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives) to any other party except for the obligations of the parties under Sections 1.2, 3.8, 4.19 and 8.2.2, which shall survive any such termination. This Section 8.2.1 shall not relieve any party from liability hereunder as resulting from a breach of this Agreement by such party.

                        8.2.2    In addition to any other relief afforded by law, the parties shall have the right to enforce covenants contained in this Agreement by specific performance and preliminary, temporary and permanent injunctive relief.  Damages, specific performance and injunctive relief shall be considered proper modes of relief and are not to be considered alternative remedies.

                        8.2.3    If this Agreement is terminated as provided herein, each party shall use its reasonable best efforts to redeliver all documents, work papers and other material (including copies thereof) of any other party relating to the contemplated transactions, whither obtained before or after the execution hereof, to the party furnishing the same.

Section 9

General Provisions

            9.1       Further Assurances.  At any time and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

            9.2       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

                        If to OHANA:                          23852 Pacific Coast Hwy., #167

Malibu, California  90265

                                                                        and

                        If to REST:                               7275 Murdy Circle

                                                                        Huntington Beach, California  92647

            9.3       Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

            9.4       Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            9.5       Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

            9.6       Assignment.  No party may assign any rights, duties or obligations under this Agreement, and in the event of any such assignment, such assignment shall be deemed null and void.

            9.7       Waiver.  Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

            9.8       Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.9       Default.  In the event of default hereunder, the non-defaulting party shall be entitled to recover reasonable attorneys’ fees and costs in enforcing the terms and provisions hereof.

            IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.

                                                                        Ohana Enterprises, Inc.

                                                                        By  Catherine Thompson

                                                                              Its  CFO, Secretary

                                                                        And

                                                                              Its

                                                                        RestauranTech, dba i2net.hosting, Inc.

                                                                        By  Neal Weisman

                                                                              Its  President

                                                                        And

                                                                              Its

Schedule 1.1.1

Purchased Assets

With the exception of the Excluded Inventory/Equipment described below, all of REST’s right, title and interest in and to all of REST’s property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, including, but not limited to, the following:

•       Cash and accounts receivable

•       The following furniture, computer hardware and miscellaneous equipment

Intellectual Property	Valuation
DataSafe Source Code and Development	$450,000
WIFI Management System: Source Code and Hardware	$250,000
Human Resource System Software with Source Code	$300,000
Content Management System with Source Code	$625,000
Guest Loyalty Software with Source Code	$280,000
Intranet Application with Source Code	$1,500,000
ProductivIT License for Hospitality Industry	$110,000
Total	$3,515,000

Hardware	Valuation
Network Appliance F760 with 1TB of storage & Software Configured	$160,000
Cisco 3500 router with accessories Configured	$8,500
Cisco 3600 Switch Configured	$1,500
Extreme 24 port layer 3 switch Configured	$4,500
Total	$174,500

Other Assets	Valuation
Current Restaurant Clients and Prospects	$360,000
Total	$360,000

Total	$4,049,500

•       REST Product Line

o      Network drawings

o      Software and source code

o      Content Management System software and source code

o      All documentation relating to all product lines (e.g., detailed pipeline report regarding sales prospects, copies of all license applications, etc.)

o      Online websites and commerce applications

o      Current infrastructure, intranets, client base for hospitality industry

o      Control over collocation facility (Intelenet)

•       Equipment and  Inventory Not Assumed by Ohana (the “Excluded Equipment / Inventory”)

o      Web Servers Hosting diverse industries

o      DNS Servers owned by Interactive Ideas

o      Oracle and PGSL Database servers owned by Interactive Ideas

Schedule 1.1.2

Intellectual Property

All intellectual property of REST, including that identified in Schedule 1.1.1. Ohana shall also acquire all trade secrets, customer lists, supplier lists, distributor lists, marketing plans, pricing information, financial information, and any information not generally known to the public or otherwise peculiar to REST.

Schedule 1.1.3

Material Contracts and Licenses

            At Closing, OHANA shall assume the following Licenses and Contracts, each of which shall be considered included in the REST Business and Assets:

•       Busters Beach House

•       Koji of Japan Hosting Contract

•       Ocean Brewing Hosting Contract

•       JT Schmidt Brewery Hosting and Support Contract

•       All Data Safe accounts (industry non-specific)

•       YardHouse Data Connectivity Contract

•       Weinerschnitchel CD design contract and client

•       Exclusive License for ProductivIT for the Restaurant Industry

The following are Material Contracts required to be disclosed by section 4.11 of this Agreement and not disclosed above in this Schedule 1.1.3. Such Material Contracts are not assumed by OHANA:

•       none

Schedule 1.1.3.1

Assumed Liabilities

None, other than those assumed Licenses and Contracts set forth in Schedule 1.1.3.

Schedule 3.5.1

Litigation

                    1)  Hudson Consulting Group, Inc. ("Hudson Consulting"), Axia Group, Inc. ("Axia"), Richard Surber ("Surber"), and Ed Haidenthaller ("Haidenthaller") (collectively, "Hudson") and Ohana Enterprises, Inc. ("Ohana Enterprises"), Isaac P. Simmons ("Simmons"), Kathryn A. Christmann ("Christmann"), David Cronshaw ("Cronshaw"), Interactive Ideas ("Interactive Ideas"), Jonathan Thomas ("Thomas"), and Phillip Crawford ("Crawford") (collectively "Ohana") were parties to a certain action entitled Hudson Consulting Group, Inc. v. Ohana Enterprises, Inc., et.al. pending in the Third Judicial District Court of Salt Lake County, State of Utah (Civil No. 030805949) (the "Action"). Hudson Consulting and Simmons, Christmann, Cronshaw, Interactive Ideas, Thomas and Crawford are parties to the Stock Purchase Agreement dated August 27, 2002 as the same has been amended by the First Amendment to Stock Purchase Agreement dated October 10, 2002 (as amended "Stock Purchase Agreement") and the Stock Pledge Agreement dated August 27, 2002 ("Stock Pledge Agreement"). The Action was settled by Hudson and the Company on February 20, 2004 for the sum of $117,000, without either Hudson or Ohana admitting or denying any of the claims or allegations contained in the Action or otherwise, thereby resolving all obligations under the Stock Purchase Agreement and releasing all stock pledged under the Stock Pledge Agreement. The parties executed a mutual general release which stipulates that all agreements between the parties have been fully satisfied and that all claims between the Hudson and Ohana parties have been resolved. The term "Ohana" as used herein specifically excludes Gerard Nolan who is a party to the Action, but who was not a party to the Release.

               2)  The Company intends to file a Complaint in the District Courts of Los Angeles against Gerard Nolan, the former CEO of Ohana Enterprises, Inc. and Visual Interviews, Inc., no later than the 31st day of March 2004, unless the Company’s offer for settlement is accepted prior to filing.

Schedule 3.8.1

OHANA Board of Director Resolutions

OFFICER’S CERTIFICATE RESPECTING CORPORATE ACTION

OF

Ohana Enterprises, Inc.

            I, Catherine Thompson, do hereby certify that I am the duly elected, qualified and acting Chief Financial Officer of Ohana Enterprises Inc., Inc., a corporation duly organized and validly existing under the laws of the State of Delaware; that attached hereto as Exhibits A and B are  true, correct and complete copy of resolutions duly adopted on March 18, 2004, by the Board of Directors of Ohana Enterprises, Inc., Inc.; that none of such resolutions have been rescinded, amended or supplemented since their adoption; and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Ohana Enterprises, Inc.

            IN WITNESS WHEREOF, I have executed this Certificate this ____ day of __________, 2004.

/s/ Catherine Thompson
Catherine Thompson
Chief Financial Officer

Exhibit A

Resolutions of the Board of Directors of

Ohana Enterprises, Inc.

Purchase of Assets of RestauranTech, Inc.

            WHEREAS, the Board of Directors of the corporation have negotiated for the acquisition of 100% of the property and business and certain related licenses and contracts (the “REST Business and Assets”) of RestauranTech, Inc. (“REST”), pursuant to the terms of an Agreement and Plan of Reorganization (“Agreement”) submitted to and reviewed by the directors; and

            WHEREAS, it is advisable and in the best interest of the corporation to acquire the REST Business and Assets generally in accordance with the proposed Agreement;

            NOW, THEREFORE, RESOLVED, that the form of Agreement submitted to the directors is hereby approved; that the officers of the corporation, and each of them, are authorized and directed to execute and deliver on behalf of the corporation the Agreement and such other  agreements, instruments or documents, as may be referred to in the Agreement or desirable in connection therewith in order to consummate the transactions contemplated in the Agreement (the Agreement and each such other agreement, instrument or document being referred to as an “Acquisition Document”), with such changes therein as the officer or officers executing the same may deem advisable or appropriate, the execution and delivery to be conclusive evidence of the approval by the directors of the terms and conditions thereof.

            FURTHER RESOLVED, that the officers of the corporation, and each of them, are authorized and directed to execute and deliver all such further documents and instruments and to take such further action in connection with the Acquisition Documents as may be necessary or appropriate to carry out the intent and purpose of the Acquisition Documents and the consummation of the transactions contemplated thereby; and that all actions that the officers may do or may have done in connection therewith are hereby ratified, authorized, and approved.

            WHEREAS, the Board of Directors recommends that the number of authorized common shares should be increased from two hundred million (200,000,000) to four hundred million (400,000,000),

            WHEREAS, the Board of Directors further recommends that the name of the corporation be changed from Ohana Enterprises, Inc. to Hospitality Tech Inc.

            RESOLVED,  that the Corporation shall submit an amendment of its Articles of Incorporation to the state of Delaware to increase the number of authorized common shares shall be increased from two hundred million (200,000,000) to four hundred million (400,000,000)  and to change its name from Ohana Enterprises, Inc. to Hospitality Tech Inc. The Board hereby authorizes and directs the appropriate officer(s) of the Corporation to take the necessary action(s) in completing this task.

            WHEREAS, the Board of Directors recommends that in conjunction with the acquisition of RestauranTech, that two of the vacancies on the Board of Directors be filled by Neal Weisman and Brett Martin;

            FURTHER, the Board desires to appoint Neal Weisman shall serve as the Chairman of the Board.

            RESOLVED, that Neal Weisman and Brett Martin shall fill two of the existing vacancies on the Board of Directors.

            FURTHER RESOLVED, that Neal Weisman is hereby appointed Chairman of the Board as of the effective date of the Agreement with RestauranTech.

            WHEREAS, the Board of Directors hereby accepts the resignation of Dennis Thompson effective March 18, 2004,

            RESOLVED, that Dennis Thompson has resigned from the Board of Directors effective March 18, 2004.

/s/ Catherine Thompson
Catherine Thompson

/s/ Michael Avatar
Michael Avatar

/s/ Dennis Thompson
Dennis Thompson

Exhibit B

CONSENT TO ACTION WITHOUT A MEETING OF THE SHAREHOLDERS

OF

OHANA ENTERPRISES, INC.

a Delaware Corporation

In accordance with Title 8, Chapter 1, Subchapter VII, Section 228 of the Delaware Code for the Division of Corporations, a majority of the Shareholders of Ohana Enterprises, Inc., hereby approve the following actions:

1)         That a majority of Shareholders representing a majority of voting power of Ohana Enterprises, Inc. hereby agrees and approves that the number of authorized shares of common stock should be increased to four hundred million (400,000,000).

2)         That a majority of Shareholders representing a majority of voting power of Ohana Enterprises, Inc. hereby accepts and approves the terms of the Stock Purchase Agreement and Plan of Reorganization (the "Plan") by and between RestauranTech and Ohana Enterprises, Inc. dated March 18, 2004 as recommended and approved by the Board of Directors.  The total number of outstanding common shares of the Corporation entitled to vote is 61,216,763.  The number of shares voting in favor of the Plan was 33,002,585 and equaled or exceeded the vote required.  The percentage vote required for the approval of the Plan was more than fifty percent (50%).

3)         That a majority of Shareholders representing a majority of voting power of Ohana Enterprises, Inc. hereby agrees and approves that it is in the best interests of the Company to rename the Company to Hospitality Tech Inc.

4)         That the appropriate officers and directors of the Corporation are hereby authorized, empowered and directed, in the name and on behalf of the Corporation, to execute and deliver all such documents, schedules, instruments and certificates, to make such payments or perform all such acts, and to execute and deliver all such other documents as may be necessary in order to carry out the intent and purpose of this resolution, that all of the acts and doings of any such officers that are consistent with the purpose of this resolution are hereby authorized, approved, ratified an confirmed in all respects.

Dated in Malibu, California this March 18, 2004

Signatures:	#Voting Shares	% Voting Shares
	13,805,000	22.55%
	7,783,592	12.71%
	6,049,208	9.88%
	5,364,785	8.76%

Schedule 4.12.1

Litigation

RestauranTech Inc. has no litigations as of March 18th 2004.

Schedule 4.19.1

REST Board of Director Resolutions

OFFICER’S CERTIFICATE RESPECTING CORPORATE ACTION

OF

RestauranTech, Inc.

            I, Neal Weisman, do hereby certify that I am the duly elected, qualified and acting President of RestauranTech, Inc. dba i2net hosting, Inc., a corporation duly organized and validly existing under the laws of the State of California; that attached hereto as Exhibit A is a true, correct and complete copy of resolutions duly adopted on January 14th, 2004, by the shareholders and Board of Directors of RestauranTech, Inc.; that none of such resolutions have been rescinded, amended or supplemented since their adoption; and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of RestauranTech, Inc.

            IN WITNESS WHEREOF, I have executed this Certificate this ____ day of __________, 2004.

                                                                                    /s/ Neal Weisman

                                                                                    Neal Weisman

                                                                                    President

Exhibit A

Resolutions of the Shareholders and Board of Directors of

RestauranTech, Inc.

Sale of Assets

            WHEREAS, the officers of the corporation have negotiated for the sale of 100% of the property and business and certain related licenses and contracts (the “REST Business and Assets”) of this corporation (“REST”), pursuant to the terms of an Agreement and Plan of Reorganization (“Agreement”) submitted to and reviewed by the shareholders and directors; and

            WHEREAS, it is advisable and in the best interests of REST to sell the REST Business and Assets generally in accordance with the proposed Agreement;

            NOW, THEREFORE, RESOLVED, that the form of Agreement submitted to the shareholders and directors is hereby approved; that the officers of REST, and each of them, are authorized and directed to execute and deliver on behalf of REST the Agreement and such other  agreements, instruments or documents, as may be referred to in the Agreement or desirable in connection therewith in order to consummate the transactions contemplated in the Agreement (the Agreement and each such other agreement, instrument or document being referred to as an “Acquisition Document”), with such changes therein as the officer or officers executing the same may deem advisable or appropriate, the execution and delivery to be conclusive evidence of the approval by the shareholders and directors of the terms and conditions thereof.

            FURTHER RESOLVED, that the officers of REST, and each of them, are authorized and directed to execute and deliver all such further documents and instruments and to take such further action in connection with the Acquisition Documents as may be necessary or appropriate to carry out the intent and purpose of the Acquisition Documents and the consummation of the transactions contemplated thereby; and that all actions that the officers may do or may have done in connection therewith are hereby ratified, authorized, and approved.

/s/ Neal Weisman
Neal Weisman

Schedule 5.3.1

OHANA Officer Compliance Certificate

PRESIDENT’S CERTIFICATE

Ohana Enterprises, Inc.

            I, Catherine Thompson, do hereby certify that I am the duly elected, qualified Chief Financial Officer assuming the duties of  President of Ohana Enterprises, Inc., a Delaware corporation (“OHANA”), and pursuant to that certain Agreement and Plan of Reorganization dated as of __________________, 2004, between RestauranTech, Inc., a California corporation (“REST”), and OHANA (the “Agreement”), hereby further certify as follows:

            (i)         that all representations and warranties of OHANA contained in the Agreement are true and correct;

            (ii)        that since the date of the Agreement, there has been no material adverse change in the financial condition, business or properties of OHANA, taken as a whole; and

            (iii)       that I have full power and authority to act on behalf of OHANA with regard to the purchase and sale of the REST Business and Assets under the Agreement and to execute and deliver the Agreement on OHANA’s behalf.

            IN WITNESS WHEREOF, I have executed this Certificate this ____ day of __________, 2004.

/s/ Catherine Thompson
Catherine Thompson
Chief Financial Officer

Schedule 6.3.1

REST Officer Compliance Certificate

PRESIDENT’S CERTIFICATE

RestauranTech, Inc.

            I, Neal Weisman, do hereby certify that I am the duly elected, qualified and acting President of RestauranTech, Inc., a California corporation (“REST”), and pursuant to that certain Agreement and Plan of Reorganization dated as of __________________, 2004, between Ohana Enterprises, Inc., a Delaware corporation (“OHANA”), and REST (the “Agreement”), hereby further certify as follows:

            (i)         that all representations and warranties of REST contained in the Agreement are true and correct;

            (ii)        that since the date of the Agreement, there has been no material adverse change in the financial condition, business or properties of REST, taken as a whole; and

            (iii)       that I have full power and authority to act on behalf of REST with regard to the purchase and sale of the REST Business and Assets under the Agreement and to execute and deliver the Agreement on REST’s behalf.

            IN WITNESS WHEREOF, I have executed this Certificate this ____ day of __________, 2004.

/s/ Neal Weisman
Neal Weisman
President